Exhibit 99.1

SUNTERRA ANNOUNCES

SECOND QUARTER CALL INFORMATION AND

TRANSACTION CLOSING

(LAS VEGAS, July 12, 2004/PRNewswire-FirstCall) — Sunterra Corporation (Nasdaq NM: SNRR) will announce its second quarter and six-month results on August 2, 2004 after market close.

The Company will conduct a conference call at 5:00 p.m. (eastern). The conference call will include a brief discussion of the quarter followed by a question and answer period. The conference call will be moderated by Bryan Coy, Director of Investor Relations, and will include remarks by Nick Benson, President and Chief Executive Officer, and Steve West, Senior Vice President and Chief Financial Officer.

Participants may listen to the conference call by dialing (800) 611-1148 and mention conference ID #737602 or “Sunterra Second Quarter Operating Results.”

For interested parties unable to participate in the live call, a replay has been arranged, which will air from 9:00 p.m. (eastern), August 2 through 11:50 p.m. (eastern), August 9. The replay will be available by dialing (800) 475-6701 and use access code 737602.

Sunterra also noted today that it has closed the previously announced transaction to acquire the remaining partnership interests in West Maui Resort Partners L.P., which owns and operates the Embassy Vacation Resort Ka’anapali on the Hawaiian island of Maui.

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Sunterra Corporation is one of the world’s largest vacation ownership companies with over 90 affiliated resort locations in the continental United States, Hawaii, Canada, Europe, the Caribbean and Mexico. Sunterra press releases are available at www.prnewswire.com and additional news and information on Sunterra can be found at www.sunterra.com.